SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 9, 2002

BOSTON EDISON COMPANY.
(Exact name of registrant as specified in its charter)

Massachusetts	1-2301	04-1278810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Boylston Street
Boston, Massachusetts 02199
(Address, of principal executive offices, including zip code)

(617) 424-2000
(Registrant’s Telephone number including area code)

Page 1 of 4 pages.

Item 5.	OTHER EVENTS

In order to furnish certain exhibits for incorporation by reference into the Registration Statements on Form S-3 of Boston Edison Company previously filed with the Securities and Exchange Commission (File Nos. 33-57840 and 333-55890), which Registration Statements were declared effective by the Commission on February 12, 1993 and February 28, 2001, respectively (collectively, the “Registration Statement”), Boston Edison Company is filing an Underwriting Agreement dated October 9, 2002 among Boston Edison Company, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. as Exhibit 1.1 to the Registration Statement, a Pricing Agreement dated October 9, 2002 among Boston Edison Company, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as Representatives of the several Underwriters, as Exhibit 1.2 to the Registration Statement, votes of the Board of Directors of Boston Edison Company dated October 8, 2002 supplementing the Indenture dated as of September 1, 1998 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee, as Exhibit 4.2 to the Registration Statement, a form of 4.875% Debenture due October 15, 2012 to be issued by Boston Edison Company as Exhibit 4.3 to the Registration Statement, a form of Floating Rate Debenture due October 15, 2005 to be issued by Boston Edison Company as Exhibit 4.4 to the Registration Statement, an opinion of Ropes & Gray regarding the validity of such debentures as Exhibit 5.2 to the Registration Statement and a statement regarding computation of ratios as Exhibit 12.2 to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON EDISON COMPANY

By:	/s/ ROBERT J. WEAFER, JR.
Name: Robert J. Weafer, Jr. Title: Vice President, Controller and Chief Accounting Officer

Date: October 11, 2002

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated October 9, 2002 among Boston Edison Company, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc.

1.2
Pricing Agreement dated October 9, 2002 among Boston Edison Company, Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as the Representatives of the several Underwriters.

4.2
Votes of the Board of Directors of Boston Edison Company dated October 8, 2002 supplementing the Indenture dated as of September 1, 1998 between Boston Edison and The Bank of New York (as successor to Bank of Montreal Trust Company), as trustee.

4.3	A form of 4.875% Debenture due October 15, 2012.

4.4	A form of Floating Rate Debenture due October 15, 2005.

5.2	Opinion of Ropes & Gray.

12.2	Statement regarding computation of ratios.

23.3	Consent of Ropes & Gray (included in Opinion filed herewith as Exhibit 5.2).

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